Exhibit 23.4



              CONSENT OF SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

     We hereby consent to the reference to us under the heading "Legal Matters" in this Registration Statement with respect to our review of the "The Reorganization -- Certain Federal Income Tax Consequences" section of this Registration Statement.


SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP


New York, New York
May   , 1996